Exhibit 99.1

Hoth Therapeutics’ Executes Licensing Agreement of VNLG-152 for Treatment of Dermatological Diseases

Hoth to receive equity stake in Isoprene, full license of VNLG-152 and royalties from Isoprene for all other fields including Oncology

NEW YORK, NY July 31, 2020 -- Hoth Therapeutics, Inc. (NASDAQ: HOTH), a biopharmaceutical company, today announced it has executed a licensing agreement with Isoprene Pharmaceuticals, Inc. to acquire the rights to VNLG-152, a novel retinamides (Retinoic acid metabolism blocking agents, or RAMBAs) for the treatment of dermatological diseases. Isoprene is a cancer therapeutic company that is a University of Maryland, Baltimore New Venture Initiative start-up.

This agreement, which formalizes the previously announced Letter of Intent between the two companies, will also grant Hoth royalty payments from Isoprene for any use of its VNLG-152 including Oncology.

Researchers at the University of Maryland Baltimore discovered novel retinamide RAMBAs and validated their therapeutic utility in animal models of breast and prostate cancer. RAMBAs inhibit the cellular enzyme that metabolizes all-trans retinoic acid (ATRA), which actively directs cells to mature in a controlled manner to ensure normal growth.

In addition to enhancing the beneficial effects of ATRA, the mechanism of action for these RAMBAs has been shown to involve degradation of Mnk 1/2 and suppression of the oncogenic eIF4E pathway. For potential use in treating dermatological conditions, UMB researchers obtained promising early results demonstrating that lead retinamide RAMBAs have equal or superior effects over approved retinoids (ATRA and 13-CRA) to inhibit proliferation of normal human adult keratinocytes and sebocytes, and antikeratinizing effects in reconstructed human epidermis. Initial toxicity profiles for a panel of RAMBAs [Njar et al., 2006] also showed good indications for safe therapeutic use.

These novel RAMBAs block the normal metabolism of endogenous ATRA in cells, increasing the beneficial effects of ATRA. They provide a unique approach to achieve the therapeutic benefit of retinoid therapy while potentially circumventing the adverse events associated with it, a very important property for application to dermatology therapy. ATRA deficiencies are associated with dermatological diseases (acne and psoriasis), and retinoid derivatives have been one of the mainstay therapies for acne. Liarozole is in clinical use for the treatment of psoriasis and ichthyosis. Dermatological retinoid deficiencies are characterized by hyperkeratinization and desquamation and include diseases such as acne, eczema, psoriasis, cold sores, wounds, burns, sunburn, ichthyosis, skin cancer, and Kaposi’s Sarcoma, all of which are plausible targets for retinamide RAMBA therapy.

Mr. Robb Knie, Chief Executive Officer of Hoth, commented, "Hoth is pleased to finalize this licensing agreement of a novel therapy that has shown such promise in targeting such a wide array of dermatological afflictions. This latest license agreement reinforces Hoth’s commitment to developing novel therapies for multiple skin diseases.”

About Hoth Therapeutics, Inc.

Hoth Therapeutics, Inc. is a clinical-stage biopharmaceutical company focused on developing new generation therapies for dermatological disorders. Hoth's pipeline has the potential to improve the quality of life for patients suffering from indications including atopic dermatitis, chronic wounds, psoriasis, asthma and acne. Hoth has also recently entered into two different agreements to further the development of two different vaccine prospects to prevent or treat COVID-19. To learn more, please visit www.hoththerapeutics.com.

Forward-Looking Statement

Certain statements in this press release constitute "forward-looking statements" within the meaning of the federal securities laws, including statements regarding the proposed offering, timing and the use of proceeds. Words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or statements regarding intent, belief, or current expectations are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to the Company on the date of this press release. These forward looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including, without limitation, those set forth in the Company's filings with the Securities and Exchange Commission. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

Investor Contact:
Phone: (646) 756-2997
Email: investorrelations@hoththerapeutics.com
www.hoththerapeutics.com

KCSA Strategic Communications
Valter Pinto, Managing Director
(212) 896-1254
Hoth@kcsa.com